UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 12, 2025

The Kroger Co.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	No. 1-303	31-0345740
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1014 Vine Street Cincinnati, OH	45202
(Address of Principal Executive Offices)	(Zip Code)

(513) 762-4000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Stock, $1.00 par value per share	KR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2025, The Kroger Co. (“Kroger” or the “Company”) appointed David Kennerley, 51, as Senior Vice President and Chief Financial Officer, effective as of April 3, 2025. Mr. Kennerley will join Kroger on March 10, 2025 as Senior Vice President. Todd Foley, Kroger’s Interim Chief Financial Officer, will continue in that role until April 3, 2025, following which Mr. Foley will remain a Senior Vice President of the Company and continue to serve on the senior leadership team to support the Company until his retirement at the end of first quarter.

Mr. Kennerley has been Senior Vice President and Chief Financial Officer for PepsiCo Europe since March 2020, and previously served in various roles at PepsiCo since 2001 including, Senior Vice President Finance for the company’s North American Bottling business, senior finance director for Global Beverages Group, manager in the International Corporate Finance/Treasury Department, and a number of roles across Sales and Commercial Finance.

In his role as Senior Vice President and Chief Financial Officer of Kroger, Mr. Kennerley: (i) will receive an annual base salary of $800,000; (ii) is eligible for an annual incentive bonus target of $800,000; (iii) will receive a $1.35 million one-time cash bonus payment, on a predetermined schedule over the course of the first year of his employment; (iv) will receive a one-time grant of $2.8 million in restricted shares, vesting ratably over 3 years, to be awarded in March 2025; (v) is eligible for an annual long-term equity grant in March 2025, which vests over 4 years, and for performance unit equity awards pursuant to Kroger’s Long-Term Incentive Plan, together with a current total target value of $3.1 million.

There are no family relationships, or arrangements or understandings between Mr. Kennerley and any other person pursuant to which he was elected Senior Vice President and Chief Financial Officer.  Mr. Kennerley has not engaged in any transaction with the Company during the last fiscal year, and he does not propose to engage in any transaction, that would be reportable under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On February 12, 2025, Kroger issued a press release regarding the matters described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and the press release attached hereto as Exhibit 99.1 are furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Kroger under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated February 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KROGER CO.

By:	/s/ Christine S. Wheatley
Name:	Christine S. Wheatley
Title:	Senior Vice President, General Counsel and Secretary

Date: February 12, 2025